UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2009.

QELE RESOURCES INC.
(Exact name of registrant as specified in its charter)
Nevada	333-151708	98-0560939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Lot 25, Mananikorovatu Road, 8 Miles Makoi, Nausori, Fiji	N/A
(Address of principal executive offices)	(Zip Code)
679-347-5363
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Qele Resources, Inc. (the “Company) has executed an assignment agreement (the “Assignment Agreement”) with World Sourcing & Supplier Development, Inc., an Arkansas corporation (“World Sourcing”), effective June 24, 2009, whereby the Company acquired all of World Sourcing’s rights and interest in and to a license agreement (the “License Agreement”) dated June 1, 2009, between World Sourcing and Gizmo Packaging Ltd., a company established pursuant to the laws of Scotland (“Gizmo”).

The License Agreement affords the Company, as successor to World Sourcing, an option to acquire the rights with respect to the manufacture, marketing, distribution and sale of a bottle capping device called the “Gas Cap” and the employment of technology and improvements related thereto for a period of fifteen years from June 1, 2009. The Gas Cap is a bottle/container capping system with an attached pressurized injection device which, upon twisting of the cap releasing part, delivers flavors, vitamins and other additives in a pressurized jet into the capped container. Such rights include: (a) an exclusive license to use the Gas Cap with alcoholic beverages throughout the world; and (b) an exclusive license to use the Gas Cap in a specified territory with respect to certain non-alcoholic beverages, including women’s, children’s, protein, naturally sweetened, organic energy, pet, fruit, vegetable drinks, spice and fruit teas, and enhanced water; and (c) a non-exclusive license to use the Gas Cap in a specified territory with respect to regular and green teas.

Pursuant to the Assignment Agreement, the Company is assuming all of World Sourcing’s obligations under the License Agreement in exchange for (i) paying World Sourcing a 10% profit interest of all revenue of the products under the License Agreement but in no event shall such profit interest be less than a 3% gross sales/revenue royalty; and (ii) making payments required under the License Agreement estimated at approximately USD $400,000 on or before December 31, 2009.  In the event the Company grants licenses or assigns rights to the products of the License Agreement or assigns the entire License Agreement to another party, the Company shall pay World Sourcing 50% of all consideration received by the Company for such assignment. If the Company exercises its option to acquire the aforementioned licenses, the Company shall be obligated to make certain royalty payments to Gizmo and achieve certain minimum annual sales requirements in order to maintain exclusivity rights.

The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the Assignment Agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 10, 2009, the Company’s Articles of Incorporation will be amended to change its name from “Qele Resources, Inc.” to “Brand Neue Corp.”

As a result of the name change, the Company’s new trading symbol under the OTC Bulletin Board is “BRNZ” effective July 10, 2009.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Assignment Agreement, dated as of June 24, 2009, between World Sourcing & Supplier Development Inc. and Qele Resources Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 9, 2009

QELE RESOURCES INC.

By:	/s/ Ashmi Deo
Name:	Ashmi Deo
Title:	Chief Accounting Officer,
Chief Financial Officer and Director